Exhibit 16.1

Patrick Rodgers, CPA, PA

309 East Citrus Street

Altamonte Springs, FL 32701

February 4, 2014

United States Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Reference: Boreal Water Collection, Inc.

On December 31, 2013, my appointment as auditor for Boreal Water Collection, Inc. ceased. I have read Boreal Water Collection, Inc. statements included under Item 4.01 of its Form 8-K dated February 4, 2014 and agree with such statements.

Sincerely,

/s/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA

Altamonte Springs, Florida